Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Henry Schein, Inc.
Melville, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-192788, 333-171400, 333-164360, 333-111914, 333-91778, 333-35144, 333-39893, 333-33193, and 333-05453) of Henry Schein, Inc. of our reports dated February 10, 2016, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Henry Schein, Inc.’s internal control over financial reporting, which appear in this From 10-K.

/s/ BDO USA, LLP
New York, New York
February 10, 2016